                                                                   EXHIBIT 99.12

                          DEFERRED COMPENSATION PLAN
                                      OF
                        CONVERGENT COMMUNICATIONS, INC.

     Convergent Communications, Inc., incorporated under the laws of the State of Colorado, (hereinafter referred to as the "Company"), hereby establishes the Convergent Communications, Inc. Deferred Compensation Plan (the "Plan") effective as of November 1, 1997. The Company intends to provide, under the Plan, certain of its Key Employees with benefits upon retirement, death, disability or other termination of employment, for the purpose of promoting in its Key Employees the strongest interest in the successful operation of the Company and to induce such employees to remain in the employ of the Company.

                                   ARTICLE I

                                  Definitions
                                  -----------

     1.01 Administrative Committee  shall mean the committee appointed pursuant
          ------------------------
to Article VIII of the Plan.

     1.02 Adoption Agreement  shall mean a written agreement between a
          ------------------
Participant and the Company, whereby a Participant agrees to defer a portion of his or her Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

     1.03 Beneficiary  shall mean any person, persons or entities designated by
          -----------
a Participant to receive benefits hereunder upon the death of such Participant.

     1.04 Benefit Account  shall mean the account maintained on the books of the
          ---------------
Company for each Participant pursuant to Section 6.01 hereof.

     1.05 Code  shall mean the Internal Revenue Code of 1986, as amended.
          ----

     1.06 Commissions shall mean that portion of a Participant's Compensation
          -----------
which is defined as "commissions" as used by the Company's payroll department.

     1.07 Commissions Contribution shall mean deferral of Commissions by
          ------------------------
Participant as provided in Article III of the Plan.

     1.08 Company  shall mean Convergent Communications, Inc., a Colorado
          -------
corporation, and its Subsidiaries and Affiliates.

     1.09 Compensation  shall mean the total amount of all payments made by the
          ------------
Company to a Participant, including payment of Commissions, for services rendered to the

Company. Compensation shall not include Participant expense reimbursements, contributions made by the Company under the Plan, payments made by the Company for group insurance, hospitalization and like benefits, or contributions made by the Company under any other employee benefit plan the Company maintains. Any deferred compensation benefit payments under this Plan shall not be deemed salary or other compensation to the Participant eligible for computation of benefits to which they may be entitled under the pension plan, profit-sharing plan, defined benefit plan, defined contribution plan, or other qualified retirement plans of the Company for the benefit of its employees. The deferred compensation benefit payments are compensation for all other purposes.

     1.10 Deferral Contribution shall mean deferral of Compensation by a
          ---------------------
Participant as provided in Article III of the Plan.

     1.11 Deferral Period  shall mean the period of time during which
          ---------------
Compensation is being deferred pursuant to Article III of the Plan.

     1.12 Deferral Change Date shall mean, for purposes of changing the amount
          --------------------
of Deferral and Commissions Contributions under the Plan, January 1 of each Plan Year.

     1.13 Determination Date  shall mean the last day of the Plan Year.
          ------------------

     1.14 Disability  shall mean, for the first two (2) years of the Disability,
          ----------
that the Participant can not substantially perform the duties of the Participant's occupation. After the first two (2) years of Disability, Disability shall mean the Participant can not work at any occupation for which the Participant is fitted by education, training or experience as determined by the Administrative Committee. In addition, Disability shall exist if the Participant has total and permanent loss of sight of both eyes; or has both hands severed at or above the wrist; or has both feet severed at or above the ankle; or has such severance of one hand and one foot. The Participant shall be considered disabled if the aforementioned conditions are caused by sickness or accident; are continuous for at least six (6) months; and begin after the execution of the Adoption Agreement, and is determined to be totally disabled by the insurance carrier under the Company's Long Term Disability Plan. However Disability hereunder shall not be deemed to include Disability resulting directly from willfully and intentionally self-inflicted injury.

     1.15 Disallowed 401(k) Contributions shall mean deferral of Compensation by
          -------------------------------
a Participant as provided in Article III of the Plan.

     1.16 Effective Date of this Plan shall be November 1, 1997.
          --------------

     1.17 Hardship  shall mean an unforeseen financial emergency suffered by a
          --------
participant. The financial emergency must be beyond the Participant's control and must be of sufficient magnitude to cause the Participant great hardship if early withdrawal of Participant's benefits were not allowed or if a change in participant's Stated Deferral was not allowed. Any early withdrawal by reason of Hardship shall be limited to the amount necessary to meet the financial emergency.

     1.18 Investment Measurement Options  shall mean the investment elections
          ------------------------------
made by the Participant on the form provided for that purpose by the Administrative Committee.

     1.19 Key Employees  shall mean all employees of the Company who are
          -------------
performing services for the Company, who are designated as Key Employees by the Administrative Committee and approved by the President and/or Chief Executive Officer. A person designated as a Key Employee shall remain so until such designation is revoked by the President and/or Chief Executive Officer, in their sole discretion.

     1.20 Normal Retirement Age  shall mean age 65.
          ---------------------

     1.21 Normal Retirement Date  shall mean the first day of the month after a
          ----------------------
Participant attains Normal Retirement Age and actually retires.

     1.22 Participant  shall mean a Key Employee of the Company who has
          -----------
completed an Adoption Agreement accepted by the Administrative Committee as evidenced by an authorized signature.

     1.23 Plan Entry Date  shall mean  the Effective Date and the first day of
          ---------------
each quarter of the Plan Year.

     1.24 Plan Year  shall mean the twelve-month period on which the plan
          ---------
records are kept, which shall begin on January 1 and end on December 31, except the first Plan Year shall be the short year from November 1, 1997 to December 31, 1997.

     1.25 Retirement  shall mean a Participant's termination of employment after
          ----------
reaching Normal Retirement Age.

     1.26 Section 401(k) Plan  shall mean the qualified Section 401(k) Profit-
          -------------------
Sharing Plan maintained by the Company which is qualified under Section 401(a) of the Code.

     1.27 Service  shall mean the period of time from the date of employment by
          -------
the Company to the date of Retirement or termination of employment with the Company.

     1.28 Stated Deferral  shall mean the amount of Compensation the Participant
          ---------------
agrees to defer as designated on the Withholding Request Form.

     1.29 Subsidiaries and Affiliates  shall mean any corporation or other
          -----------------------------
employer during any period while it is, together with the Company, a member of a controlled group of corporations or an affiliated service group under common control (within the meaning of Section 414(b), (c) or (m) of the Code).

     1.30 Successor Company  shall mean any company which adopts this Plan for
          -----------------
any former employees of Company who become employees of a Successor Company under a plan of reorganization.

     1.31 Withholding Request Form  shall mean a written document signed by the
          ------------------------
Participant, whereby the Participant states the amount of Disallowed 401(k) Deferrals and Deferral Contributions to be made for the Plan Year.

                                   ARTICLE II

                         Eligibility and Participation
                         -----------------------------

     2.01 Participation.  From time to time the Administrative Committee, in its
          --------------
sole discretion, may designate those Key Employees to whom the opportunity to participate in this Plan shall be extended.

     2.02 Enrollment Requirements.  Employees who have been selected by the
          ------------------------
Administrative Committee to participate in this Plan may enroll in the plan by
(a) entering into an Adoption Agreement with the Company, and (b) completing such other forms and furnishing such other information as the Company may reasonably require.

     2.03 Enrollment Time Period.  A Key Employee must execute an Adoption
          -----------------------
Agreement within thirty (30) days after adoption of the Plan by the Company. Otherwise, the Key Employee must execute an Adoption Agreement prior to the Plan Entry Date of the Plan Year in which the Agreement is to be effective.

     2.04 Failure of Eligibility.  A Participant shall cease to be a Participant
          ----------------------
at Termination of Employment (unless the Participant qualifies for benefits set forth in Article VI), or upon revocation by the Administrative Committee of the Participant's status as a Key Employee. A person who ceases to be a Participant during the Deferral Period will have no further right to defer Compensation hereunder. However, the employment of a Participant shall not be deemed to be terminated by reason of an approved leave of absence granted in accordance with uniform rules applied in a non-discriminatory manner or employment by Company.

                                  ARTICLE III

                           Participant Contributions
                           -------------------------

     3.01 Disallowed 401(k) Contributions.  Each Participant may elect to defer
          -------------------------------
a portion of his or her Compensation which is equal to the amount that the Participant was unable to defer pursuant to the Company's Section 401(k) Plan because such deferrals would otherwise violate the deferral percentage requirements of Section 401(k) of the Code. The amount that may be deferred pursuant to this paragraph is the difference between the annual deferral limitation set forth in Section 402(g) of the Code (for the 1998 calendar year in the amount of $10,000) and the amount actually deferred by the Participant under the Company's Section 401(k) Plan. The Participant must defer the largest amount possible under the Company's Section 401(k) Plan before the Participant qualifies to make deferrals pursuant to this paragraph.

     3.02 Deferral Contributions.  Each Participant hereunder may elect a
          -----------------------
Deferral Contribution of a portion of his or her Compensation earned and payable on or after the Effective

Date of this Plan and before the commencement of the pay period in which the election becomes effective. Deferral Contributions must equal at least $2,000 each Plan Year and may not exceed 25% of Compensation. In addition, a Participant may elect to defer up to 100% of any Incentive Compensation payment awarded to them.

     3.03 Commissions Contributions.  Each Participant may elect a Commissions
          -------------------------
Contribution of a portion of his or her Commissions earned and payable on or after the Effective Date of this Plan. A Participant may elect to defer up to one hundred percent (100%) of any Commissions payable to them.

     3.04 Subsequent Deferral and Commissions Contributions.  Subsequent to the
          -------------------------------------------------
initial deferrals provided for in Sections 3.02 and 3.03 above, a Participant may from time to time elect to increase or decrease the amount of Commissions or Compensation deferred in pay periods which commence on or after the next Deferral Change Date which follows such subsequent election.

     3.05 Procedure for Deferral.  The initial election provided for in Sections
          ----------------------
3.02 and 3.03 and any subsequent election or elections provided for in Section
3.04 shall be made on the Withholding Request Form provided by the Administrative Committee for that purpose. Except as provided in Section 3.04, the amount specified in the election shall be deferred and shall be subtracted from the Commissions and Compensation otherwise payable to the Participant during the period in which the election is in effect.

     3.06 Election to Defer Irrevocable;  Exceptions.  Except as otherwise
          ------------------------------------------
provided herein, a Participant's election to defer compensation shall be irrevocable except for changes allowed at each Deferral Change Date. The Administrative Committee, in its sole discretion, upon demonstration of a substantial Hardship by the Participant, may permit subsequent alteration on a date other than such Deferral Change Date of a Participant's deferral election. A request to alter the amount of Compensation deferred shall be submitted by Participant in writing to the Administrative Committee. The application shall set forth in detail the reasons for the requested reduction.

                                   ARTICLE IV

                             Company Contributions
                             ---------------------

     4.01 Company Discretionary Contributions  For each Plan Year, the Company
          -----------------------------------
may, in its sole discretion, make a contribution to each Participant's Benefit Account in a dollar amount to be determined by Company.

     4.02 Company Matching Contributions.  The Company shall make a matching
          ------------------------------
contribution to each Participant's Benefit Account in an amount equal to 100% of the Participant's Disallowed 401(k) contribution made to the Plan for each Plan Year.

     4.03 Company Incentive Compensation Contributions.  For each Plan Year the
          --------------------------------------------
Company may, in its sole discretion, make a contribution to each Participant's Benefit Account, which contribution shall be considered an additional Incentive Compensation payment on behalf of a Participant which is paid to this Plan. Incentive Compensation Contributions may be made in cash, in Company common stock, or any combination thereof as determined in the sole discretion of the Company.

                                   ARTICLE V

                       Unfunded Status and Life Insurance
                       ----------------------------------

     5.01 Unfunded Status.  All benefits payable under this Plan shall be paid
          ---------------
as they become due and payable by the Company out of its general assets. In the event the Company, in its sole discretion, decides to fund all or any part of the benefits payable under this Plan with contributions to a separate fund, the Company shall maintain separate accounts for each Participant to which such contributions are allocated. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of the Participants or create any fiduciary relationship between the Company and the Participants or their Beneficiaries. To the extent that any person acquires a right to receive benefits under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company.

     5.02 Life Insurance.  The Company's obligation under this Plan shall be an
          --------------
unfunded and unsecured promise to pay. The Company shall not be required to fund its obligations, but the Company, in its sole discretion, may apply for and own for its own benefit, insurance on the life of a Participant in such amounts and in such forms as the Company may choose. The Participant shall have no interest whatsoever in any such policy or policies, but at the request of the Company shall submit to medical examinations and shall accurately and truthfully supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance. The Company shall be under no obligation to provide the benefits in Article VII of this Plan if the Participant fails to comply with these provisions. Any insurance policy acquired by or held by the Company in connection with the liabilities assumed by it pursuant to the Plan shall not be deemed to be held under any trust for the benefit of the Participant, the Participant's Beneficiary or estate, or to be security for the performance of the obligations of the Company but shall be, and remain, a general, unpledged and unrestricted asset of the Company.

                                  ARTICLE VI

                    Participant Benefit Account And Vesting
                    ---------------------------------------

     6.01 Benefit Account.  The Company shall establish a Benefit Account on its
          ---------------
books for each Participant, and shall credit to each Participant's Benefit Account the following amounts at the times specified:

       (a) Participant Disallowed 401(k) Contributions. The amount of
           -------------------------------------------
       Compensation the Participant elects to defer pursuant to Article III of the Plan, credited as of the month the Participant would otherwise have received the Compensation reduced by any current Plan Year distributions as of the month the distribution was made. The

       Company shall deduct from Participant's Compensation any amounts it, in its sole discretion, determines that it is required to withhold under any state or federal law for taxes or other charges.

       (b) Participant Deferral Contributions.  The amount of Compensation the
           ----------------------------------
       Participant elects to defer pursuant to Article III of the Plan, credited as of the month the Participant would otherwise have received the Compensation reduced by any current Plan Year distributions as of the month the distribution was made. The Company shall deduct from Participant's Compensation any amounts it, in its sole discretion, determines that it is required to withhold under any state or federal law for taxes or other charges;

       (c) Participant Commissions Contributions. The amount of Commissions the
           -------------------------------------
       Participant elects to defer pursuant to Article III of the Plan, credited as of the month the Participant would otherwise have received the Commissions reduced by any current Plan Year distributions as of the month the distribution was made. The Company shall deduct from Participant's Compensation any amounts it, in its sole discretion, determines that it is required to withhold under any state or federal law for taxes or other charges;

       (d) Company Discretionary Contributions.  The amount of Company
           -----------------------------------
       Discretionary Contributions made pursuant to Article IV of the Plan, credited as of the Determination Date of the applicable Plan Year;

       (e) Company Matching Contributions.  The amount of Company Matching
           ------------------------------
       Contributions made pursuant to Article IV of the Plan, credited as of the month of contribution;

       (f) Company Incentive Compensation Contributions.  The amount of Company
           --------------------------------------------
       Incentive Compensation Contributions made pursuant to Article IV of the Plan, credited as of the Determination Date of the applicable Plan Year; and

       (g) Earnings Credited.  As of each Determination Date, the earnings for
           -----------------
       each Benefit Account for the current Plan Year shall be credited. The earnings shall be accrued monthly and compounded annually based upon the income and unrealized gain or loss of the Investment Measurement Options selected by the Participant for the Plan Year (the "Earnings").

  A Participant's Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's Benefit Account shall not constitute or be treated as a trust fund of any kind. All benefits payable under this Plan shall be paid as they become due and payable by the Company out of its general assets.

     6.02 Account Balance.  Each Participant's Account Balance as of  each
          ---------------
Determination Date shall consist of the balance of the Participant's Benefit Account as of the immediately preceding Determination Date plus the amounts required to be credited to such account by the

Company pursuant to Section 6.01 less the amount of all distributions, if any, made from such Benefit Account since the immediately preceding Determination Date.

     6.03 Statement of Account.  The Administrative Committee shall provide to
          --------------------
each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Administrative Committee deems desirable setting forth the balance to the credit of such Participant in his Benefit Account as of the last day of the preceding calendar year.

     6.04 Vesting of Benefit Account.  All contributions made to this Plan by a
          --------------------------
Participant or by the Company and earnings thereon shall be 100% nonforfeitable at all times.

                                  ARTICLE VII

                              Payment of Benefits
                              -------------------

     7.01 Benefit Payments Prior to Termination of Employment.  Participant
          ---------------------------------------------------
Disallowed 401(k) Contributions, Deferral Contributions, Commissions Contributions and Company Matching Contributions shall be distributed to the Participant after such contributions have remained in the Plan for at least one
(1) Plan Year, measured from the beginning of the initial Plan Year in which each such contribution is allocated. Prior to the Plan Year in which the distribution of such contributions is required, the Participant may elect, on a form to be provided by the Administrative Committee, to defer such distribution to a later specified date. The Participant may also extend such later specified date to a further date if such election is made prior to the Plan Year in which the specified date falls due. Company Discretionary and Incentive Compensation Contributions shall be distributed to the Participant after such contributions have remained in the Plan for at least one (1) year, measured from the beginning of the initial Plan Year in which such contributions are allocated, unless the Participant elects to further defer distribution of such contributions in the manner specified herein.

     7.02 Benefit Payments Upon Termination of Employment.  Upon a Participant's
          -----------------------------------------------
termination of employment for any reason, voluntary or involuntary, including by reason of Retirement, Disability or Death, the Participant shall receive a benefit based upon the vested portion of the Participant's Benefit Account. The Benefit Account shall be increased by its Earnings from the immediately preceding Determination Date to the date of termination of employment (the "Adjusted Benefit Account"). The benefit shall be payable in lump sum or installments. The form and the term of the benefit shall be selected by the Participant in his or her Adoption Agreement.

     7.03 Survivor Benefit Before Termination of Employment.  If a Participant
          -------------------------------------------------
dies before commencement of benefits while this Plan is in force and before termination of employment, the Participant's designated Beneficiary shall receive a benefit equal to the Participant's Adjusted Benefit Account. The form and term of the benefit shall be selected by the Participant in his or her Adoption Agreement.

     7.04 Survivor Benefit After Termination of Employment.  If a Participant
          ------------------------------------------------
dies before commencement of benefits while this Plan is in force and after termination of employment, the

Participant's designated Beneficiary shall receive a benefit equal to the Adjusted Benefit Account. The form and term of the benefit shall be selected by the Participant in his or her Adoption Agreement.

     7.05 Survivor Benefit After Commencement of Payments.  If a Participant
          -----------------------------------------------
dies while receiving benefits herein described but before receiving all monthly payments he or she is entitled to receive under the Adoption Agreement, the balance of such monthly payments shall be paid as they accrue to the Participant's Beneficiary, and the estate of such Beneficiary if the Beneficiary dies before receiving all payments. Payments to the estate of such Beneficiary may be converted to lump sum if so elected on the Adoption Agreement.

     7.06 Hardship Distribution.  The Administrative Committee may, under
          ---------------------
uniform and non-discriminatory rules, upon finding that a terminated Participant has suffered a Hardship or is suffering a Hardship as defined in Section 1.15, distribute to such terminated Participant all or a portion of the vested Account Balance. The amount of any early distribution shall not exceed the amount required to meet such hardship and is not reasonably available from other resources of the Participant.

     7.07 Employment by a Successor Company.  If the Participant terminates
          ---------------------------------
employment with the Company under a plan of reorganization in which the Participant is employed by a Successor Company, the Participant will be eligible for all accrued benefits under the Plan measured as of the date of such reorganization.

     7.08 Recipients of Payments:  Designation of Beneficiary.  All payment to
          ---------------------------------------------------
be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be to the Beneficiary or Beneficiaries of the Participant. Each Participant shall file in writing with the Company a designation of Beneficiary and contingent Beneficiary to whom the Participant's interest under the Plan shall be paid in the event of death. Such designation may be changed by the Participant at any time and without the consent of any previously designated Beneficiary. In the absence of an effective Beneficiary designation as to any portion of a Participant's interest under the Plan or if the Beneficiary cannot be located, such amount shall be paid to the Participant's personal representative. But if the Company believes that none has been appointed within six months after the Participant's death, the Company may direct that such amount shall not be paid until a personal representative has been appointed or may direct that such amount be paid to the Participant's surviving spouse, or if there is none, to the Participant's surviving children and issue of deceased children by right of representation, or if there be none, the Participant's surviving parents and if none, according to the laws of descent and distribution of the State of Colorado.

In the event a benefit is payable to a minor or person declared incompetent or incapable of handling the disposition of his or her property, the Administrative Committee may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent or incapable person. The Administrative Committee may require proof of incompetency, minority guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                  ARTICLE VIII

                                 Administration
                                 --------------

     8.01 Administrative Committee.  The Plan shall be administered, interpreted
          ------------------------
and enforced by the Administrative Committee in accordance with its terms and purposes. The Administrative Committee shall be appointed by an officer of the Company and shall consist of three (3) or more persons to act on behalf of the Company. Interpretation by the Administrative Committee shall be final and binding upon a Participant except for the procedure set forth in Section 8.03. No further appeal from a decision on review shall be permitted. The Administrative Committee shall select the participating Key Employees and determine the assumptions to be used in computing benefits under the Plan. The Administrative Committee may adopt rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his or her own participation in the Plan. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may, from time to time, consult with counsel who may be counsel to the Participant.

     8.02 Committee Procedure.  All determination of the Committee shall be
          -------------------
made by not less than a majority of its members present at the meeting at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Committee and filed with the minutes of proceedings of the Committee. Service on the Committee shall constitute services as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement for their services as members of the Committee to the same extent as for services as directors of the Company.

     8.03 Claim Procedures.
          ----------------

          (a) All claims shall be filed in writing by the Participant, his or her Beneficiary or the authorized representative of the claimant, by completing such procedures as the Administrative Committee shall require. Such procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

          (b) If a claim is denied, notice of denial shall be furnished by the Administrative Committee to the claimant within ninety (90) days after the receipt of the claim by the Administrative Committee, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the Participant or Beneficiary and the extension shall not exceed ninety (90) days.

          (c) The Administrative Committee shall provide adequate notice, in writing, to any claimant whose claim has been denied, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for further review. The claimant or the claimant's authorized representative must request such review within a reasonable period of time prescribed by the Administrative Committee. In no event shall such period of time be less than sixty (60) days. A decision on review shall be made not later than sixty (60) days after the Company's receipt of the request for review. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than one hundred twenty (120) days following the Company's receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be furnished to the claimant. Such decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to pertinent Plan provisions on which the decision is based. Any claims arising out of this Plan shall be arbitrated in Denver, Colorado, pursuant to the Convergent Communications, Inc. Arbitration Procedures, or, if such procedures are no longer in effect, pursuant to the Commercial Rules of Arbitration of the American Arbitration Association.

                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

     9.01 Employment Not Guaranteed by Plan.  Neither the Plan nor any action
          ---------------------------------
taken hereunder shall be construed as giving a Participant the right to be retained as a Key Employee or as an employee of the Company for any period.

     9.02 Amendment and Termination.  The Company may, at any time, amend or
          -------------------------
terminate the Plan, provided that the Company may not reduce or modify the vested portion of any benefit or any benefit being paid to a Participant or Beneficiary prior to such amendment or termination. Furthermore, if the Company terminates the Plan, the Company shall return to the Participant the amount of all vested Participant and Company contributions and Earnings on such amounts.
A Successor Company under a plan of reorganization may adopt the Plan for Participants employed by the Successor Company. With the approval of the Board of Directors of the Company, all assets and liabilities may be transferred to the Successor Company for Participants employed by the Successor Company.

     9.03 Merger/Direct Transfer.  The Plan may enter into merger agreements or
          ----------------------
direct transfer of assets agreements with the representatives of other deferred compensation or supplemental income plans, and accept the direct transfer of plan assets, or transfer plan assets, as a party to any such agreement. Participant account balances so received by the Plan shall always be 100% non-forfeitable and subject to the distribution requirements of this Plan.

     9.04 Assignment of Benefits.  No Participant or Beneficiary shall have the
          ----------------------
right to assign, transfer, hypothecate, encumber or anticipate his or her interest in any benefits under this Plan, nor shall the benefits under this Plan be subject to any legal process to levy upon or attach the benefits for payment of any claim against the Participant or his or her Beneficiary. In the event of any attempted assignment or transfer, the Company shall have no further liability hereunder.

     9.05 Disposition of Unclaimed Payments.  Each Participant must file with
          ---------------------------------
the Company from time to time, in writing, his or her post office address and each change of post office address. The communication, statement or notice addressed to a Participant at the last post office address filed with the Company, or if no address is filed with the Company, then at the last post office address as shown on the Company records, will be binding upon the Participant and his or her Beneficiaries for all purposes of the Plan. The Company shall not be required to search for or locate a Participant or his or her Beneficiary.

     9.06 Taxes.  The Company shall deduct from all payments made hereunder all
          -----
applicable federal or state taxes that it, in its sole discretion, determines is required by law to be withheld from such payments.

     9.07 Independence of Benefits.  The benefits payable under this Plan shall
          ------------------------
be independent of, and in addition to, any other benefits or compensation whether by salary or bonus.

     9.08 Governing Law.  This Plan is intended to constitute an unfunded Plan
          -------------
for a select group of management or highly compensated employees and directors and rights thereunder shall be governed by the laws of the State of Colorado, except to the extent pre-empted by Federal law.

     9.09 Form of Communication.  Any election, application, claim, notice or
          ---------------------
other communication required or permitted to be made by a Participant to the Administrative Committee shall be made in writing and in such form as the Administrative Committee shall prescribe. Such communication shall be effective upon mailing, if sent by first class mail, postage pre-paid, and addressed to the Company's offices at: 67 Inverness Drive East, Suite 110, Englewood, CO 80112.

     9.10 Severability.  If any provision of this Plan is held to be illegal,
          ------------
invalid or unenforceable under present or future laws, such provision shall be fully severable; this Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Plan; and the remaining provision of this Plan shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Plan. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Plan a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

     9.11  Binding Agreement.  The provisions of this Plan shall be binding upon
           -----------------
the Participant and the Company and their successors, assigns, heirs, executors and beneficiaries.


     ACCEPTED by the Company on the ____day of ________________________, 1998.

                                    COMPANY:

                                    Convergent Communications, Inc.,


ATTEST:                             By: ________________________________
                                        Title: _________________________

                                    By: ________________________________
                                        Title: _________________________
____________________________
Secretary